Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below appoints Cindy B. Taylor, Robert W. Hampton and Bradley J. Dodson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or member, as the case may be, of the registrants on the following signature page, a Registration Statement on Form S-4 (the “Registration Statement”) relating to the offer to exchange the 5.125% Senior Notes due 2023 of Oil States International, Inc. and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of August 13, 2013.

OIL STATES INTERNATIONAL, INC.
ACUTE TECHNOLOGICAL SERVICES, INC.
CAPSTAR HOLDING, L.L.C.
CAPSTAR DRILLING, INC.
GENERAL MARINE LEASING, LLC
OIL STATES ENERGY SERVICES, L.L.C.
OIL STATES ENERGY SERVICES HOLDING, INC.
OIL STATES INDUSTRIES, INC.
OIL STATES MANAGEMENT, INC.
OIL STATES SKAGIT SMATCO, LLC
OSES INTERNATIONAL HOLDING, L.L.C.
PTI GROUP USA LLC
PTI MARS HOLDCO 1, LLC
SOONER HOLDING COMPANY
SOONER INC.
SOONER PIPE, L.L.C.
TEMPRESS TECHNOLOGIES, INC.

By:	/s/ Cindy B. Taylor
Name:	Cindy B. Taylor

By:	/s/ Stephen A. Wells
Name:	Stephen A. Wells

By:	/s/ Martin A. Lambert
Name:	Martin A. Lambert

By:	/s/ S. James Nelson, Jr.
Name:	S. James Nelson, Jr.

By:	/s/ Mark G. Papa
Name:	Mark G. Papa

By:	/s/ Gary L. Rosenthal
Name:	Gary L. Rosenthal

By:	/s/ Christopher T. Seaver
Name:	Christopher T. Seaver

By:	/s/ Douglas E. Swanson
Name:	Douglas E. Swanson

By:	/s/ William T. Van Kleef
Name:	William T. Van Kleef

By:	/s/ Thomas A. Nevitt
Name:	Thomas A. Nevitt

By:	/s/ Tama D. Lucas
Name:	Tama D. Lucas

By:	/s/ Charles J. Moses
Name:	Charles J. Moses

By:	/s/ Mike Roghair
Name:	Mike Roghair

By:	/s/ Christopher E. Cragg
Name:	Christopher E. Cragg

By:	/s/ Wlliam Derenbecker
Name:	Wlliam Derenbecker

By:	/s/ Mark Menard
Name:	Mark Menard

By:	/s/ Ronald Green
Name:	Ronald Green

By:	/s/ John Shoaff
Name:	John Shoaff

By:	/s/ Edward Anderson
Name:	Edward Anderson